EXHIBIT 99.1

HI-TECH PHARMACAL CO., INC.

ANNOUNCES $25 MILLION

PRIVATE PLACEMENT OF COMMON STOCK

Amityville, NY, July 18, 2003 – Hi-Tech Pharmacal Co., Inc. (NASDAQ NMS: HITK) today announced that it has entered into a definitive purchase agreement with certain accredited investors with respect to the private placement of 860,000 shares of its common stock at a purchase price of $29.21 per share, for gross proceeds of $25 million. In addition, the private placement investors have an additional right to purchase up to an additional 258,000 shares of common stock at $29.21 per share. These additional investment rights are exercisable upon closing and will expire 90 trading days after the effectiveness of a registration statement for the resale of the common stock.

The net proceeds to the Company, not including any exercise of the additional investor rights, will be approximately $23.8 million. The net proceeds will be used mainly for the funding of future acquisitions, research and development and for general corporate purposes.

This private placement was made under an exemption from the registration requirements of the Securities Act of 1933, as amended, and purchasers may not offer or sell the securities sold in the offering in the absence of an effective registration statement or exemption from registration requirements. As part of the transaction, the Company agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission within thirty days for purposes of registering the resale of all of the common stock issued in the private placement.

Hi-Tech is a specialty pharmaceutical company developing, manufacturing and marketing branded and generic prescription and OTC products for the general health care industry. The Company specializes in difficult to manufacture liquid and semi-solid dosage forms and produces a range of sterile ophthalmic, otic and inhalation products. The Company’s Health Care Products Division is a leading developer and marketer of branded prescription and OTC products for the diabetes market place.

This notice is issued pursuant to Rule 135C under the Securities Act of 1933 and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Except for historical facts, the statements in this new release, as well as oral statements or other written statements made or to be made by Hi-Tech Pharmacal Co., Inc. are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. For example, statements about the Company’s cost of capital and the availability of sufficient capital resources, operations and growth, plans for expanding its operations, the current or expected market size for the Company’s products, the adequacy of the Company’s manufacturing capacity, the success of current or future product offerings, research and development efforts and the Company’s ability to file for and obtain U.S. Food and Drug

Administration approvals for future products, are forward-looking statements. Forward-looking statements are merely the Company’s current predictions of future events. The statements are inherently uncertain, and actual results could differ materially from the statements made herein. There is no assurance that the Company will continue to achieve the sales levels necessary to make its operations profitable or that ANDA filings and approvals will be completed and obtained as anticipated. For a description of additional risks, and uncertainties, please refer to the Company’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended January 31, 2003 and its Annual Report on Form 10-K for the year ended April 30, 2003. The Company assumes no obligation to update its forward-looking statements to reflect new information and developments.

Company Contacts:

David Seltzer, President & CEO

Arthur S. Goldberg, Vice President, Finance, CFO

Tel. (631) 789-8228

Fax (631) 789-8429

www.hitechpharm.com

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